Exhibit 23.15

CONSENT OF COLIN WILLIAM ROTHNIE

I consent to the use of my name, or any quotation from, or summarization of the technical report summary entitled “Technical Report Summary – Initial Assessment: Alto Parana” dated November 2023, prepared by me, included or incorporated by reference in:

(i)

the Annual Report on Form 10-K for the period ended July 31, 2024 (the “Form 10-K”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)	the Company’s Form S-3 Registration Statements (File Nos. 333-220404, 333-267992 and 333-268417), and any amendments or supplements thereto; and

(iii)

the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679, 333-262197, 333-273321 and 333-280795); and any amendments or supplements thereto.

I further consent to the filing of the technical report summary as an exhibit to the Form 10-K.

/s/ Colin William Rothnie
Colin William Rothnie (M. AusIMM)

Date: September 26, 2024.